UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    February 21, 2014

NeoMedia Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Walnut Street, Suite 100, Boulder, Colorado	80302
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(303) 546-7946

100 West Arapahoe Avenue, Suite 9, Boulder, Colorado 80302

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 21, 2014, NeoMedia Technologies, Inc., a Delaware corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Qode Services Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Parent (the “Merger”), and upon the filing of a Certificate of Merger with the Secretary of State of Delaware (the “Effective Time”), Merger Sub will cease to exist and Parent shall continue as the surviving corporation. The consummation of the Merger is conditioned on the Merger Agreement having been adopted in accordance with the requirements of the General Corporation Law of the State of Delaware, the charter documents of Merger Sub, and in accordance with the requirements of the charter documents of Parent.

Under the terms of the Merger Agreement, the charter of Parent shall be amended to provide for an increase in the amount of authorized shares of Parent’s common stock, and each share of Parent common stock issued and outstanding immediately prior to the Effective Time shall continue to remain outstanding and remain unchanged, except that (i) the par value shall change from $0.001 per share to no par value per share, and (ii) each fifteen (15) shares of common stock issued and outstanding shall be combined and converted into one (1) share of common stock. Upon the consummation of the Merger and reverse stock split effected thereunder, the amount of authorized shares of common stock shall be increased from 5 Billion to 7.5 Billion shares.

The holder of a majority of the outstanding secured convertible debentures issued by the Company had communicated its intent to foreclose on all of the Company’s assets in the event that the Company’s share reserves were not sufficient to honor conversions under such instruments (a potential default thereunder). The Company’s Board of Directors determined that the Merger Agreement was the only option available to avoid the threat of such default. Further, the holder of the secured convertible debentures agreed to enter into amendments to the secured convertible debentures to decrease the aggregate amount of debt by $5.0 Million dollars.

The Merger Agreement contains customary provisions, covenants, representations and warranties by Parent and Merger Sub.

The foregoing summary of the Merger Agreement and the transactions contemplated therein do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which will be filed as an exhibit to Parent’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected completion of the transactions contemplated by the Merger Agreement and the time frame in which this will occur. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Laura A. Marriott
Laura A. Marriott Chief Executive Officer

Date: February 24, 2014